                                               Filed pursuant to Rule 424(b)(5)
                                               Commission File No. 333-32586

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 30, 2000)







                                  9,644 SHARES


                          HOMESEEKERS.COM, INCORPORATED


                                  COMMON STOCK


                              --------------------



     We are offering all of the 9,644 shares of our common stock being offered by this prospectus. Our common stock is quoted on The Nasdaq SmallCapMarket under the symbol "HMSK." On June 2, 2000, the last reported sale price of the common stock on The Nasdaq SmallCapMarket was $2.8125 per share.

     Each of the publishers of real estate-related magazines identified in the table set forth below under the caption "Plan of Distribution" (collectively the "Magazine Partners") has agreed to purchase the aggregate number of shares of our common stock set forth opposite its name as a portion of the consideration for certain business transactions we intend to consummate with each of the Magazine Partners. The number of shares to be purchased by each Magazine Partner was determined by dividing an agreed upon dollar amount by the average closing sale price of a share of our common stock as quoted on The Nasdaq SmallCapMarket for the ten days preceding the trading day immediately prior to May 18, 2000, or $5.44375. We expect to deliver the shares upon consummation of the transactions in Reno, Nevada on June 6, 2000.

     SEE "RISK FACTORS" ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS FOR VARIOUS RISKS YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 5, 2000.

     We have not authorized any other person to provide you with any information or to make any representations not contained in this prospectus supplement or the attached prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of any securities other than the 9,644 shares of our common stock. This prospectus supplement is part of, and you must read it in addition to, the attached prospectus dated March 30, 2000. You should assume that the information appearing in this prospectus supplement and the attached prospectus, as well as the information incorporated by reference, is accurate as of the date in the front cover of this prospectus supplement only.

     The distribution of this prospectus supplement and the attached prospectus, and the offering of the common stock, may be restricted by law in some jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized nor in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

                                 USE OF PROCEEDS

     We will not receive any cash consideration from the sale of the common stock offered by us. We are issuing the shares as partial consideration to each Magazine Partner pursuant to Marketing and Technology Alliance Agreements between one of our wholly owned subsidiaries and each of the Magazine Partners. Under these agreements, each of the Magazine Partners agreed to, among other things:

     -    sponsor a number of HomeSeekers seminars each year;

     - deliver to HomeSeekers roster lists for all local boards of Realtors within a specific geographic location; and

     - provide HomeSeekers with prominent and exclusive branding on all magazines distributed by the Magazine Partner within a specific geographic location.

HomeSeekers, pursuant to these agreements, agreed to, among other things, display the real estate listings of each Magazine Partner's customers on the HomeSeekers Web site.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Marketing and Technology Alliance Agreements, between Holloway Publications, Inc., our wholly owned subsidiary, and each of the Magazine Partners set forth below, each dated May 18, 2000, on a one-time basis, we have agreed to sell to each Magazine Partner and each Magazine Partner has agreed to purchase from us, for no additional consideration, the total number of shares of our common stock set forth opposite each Magazine Partner's name below:


MAGAZINE PARTNER                                          NUMBER OF SHARES
----------------                                          ----------------
RAD Communications, Inc.                                       3,674
      8656 Dakota Drive
      Gaithersburg, Maryland 20877
The Allen Group of Companies, Inc.                             2,296
      1 Village Green Circle
      Charlottesville, Virginia 22903
Charles A. Williams, Inc.                                      3,674
      P.O. Box 627
      Gulf Breeze, Florida 32562
                             TOTAL:                            9,644


                          HOMESEEKERS.COM, INCORPORATED

                                   $75,000,000

                                  COMMON STOCK

                              COMMON STOCK WARRANTS

                     ---------------------------------------


          We may offer from time to time in one or more issuances, (1) shares of our Common Stock and (2) Warrants to purchase shares of our Common Stock. The Common Stock and the Warrants are collectively referred to in this prospectus as the "Securities." The aggregate public offering price of the Securities that are offered will not exceed $75,000,000. We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering. Our Common Stock is traded on the Nasdaq SmallCap Market under the trading symbol "HMSK."

          SEE "RISK FACTORS" ON PAGE 4 FOR VARIOUS RISKS THAT YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SECURITIES.

          We will provide you with the specific terms of the particular Securities being offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.



                     ---------------------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     ---------------------------------------


                 The date of this Prospectus is March 30, 2000.





                                TABLE OF CONTENTS

         ABOUT THIS PROSPECTUS....................................................................................2
         WHERE YOU CAN FIND MORE INFORMATION......................................................................2
         RISK FACTORS.............................................................................................4
         FORWARD-LOOKING INFORMATION.............................................................................14
         ABOUT HOMESEEKERS.......................................................................................14
         USE OF PROCEEDS.........................................................................................14
         DESCRIPTION OF CAPITAL STOCK............................................................................15
         DESCRIPTION OF COMMON STOCK WARRANTS....................................................................17
         PLAN OF DISTRIBUTION....................................................................................19
         LEGAL MATTERS...........................................................................................20
         EXPERTS.................................................................................................20


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that HomeSeekers.com, Incorporated ("we" or "HomeSeekers") filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the Securities described in this prospectus in one or more offerings with a total public offering price of up to $75,000,000. This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide you a prospectus supplement and any pricing supplement that will contain information about the specific terms of that particular offering. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with this registration statement or our other filings with the Securities and Exchange Commission. You also should read this prospectus and any prospectus supplement or pricing supplement together with the additional information described under the heading "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Website that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our Common Stock is listed on the Nasdaq SmallCap Market under the trading symbol "HMSK," and you can obtain information about us at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the Securities. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits we file with the Securities and Exchange Commission. You may refer to the registration statement and the exhibits for more information about us and the Securities. The registration statement and the exhibits are available at the Securities and Exchange Commission's Public Reference Room or through its Web site.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Securities. The documents we incorporate by reference are:

         - our annual report on Form 10-KSB for the year ended June 30, 1999;

         - our quarterly reports on Form 10-QSB for the periods ended September 30, 1999 (as amended) and December 31, 1999;

         - our current reports on Form 8-K filed with the Securities and Exchange Commission on October 5, 1999 (as amended on December 1, 1999), October 15, 1999 (as amended on December 1, 1999) and December 15, 1999; and

         -        the description of our Common Stock contained in Amendment No.
                  3 to our registration statement on Form 10-SB, Commission File No. 000-23835, as filed with the Securities and Exchange Commission on October 6, 1998.

         You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                          HomeSeekers.com, Incorporated
                          6490 South McCarran Boulevard
                                   Suite D-28
                               Reno, Nevada 89509
                       Attention: Chief Financial Officer
                                 (775) 827-6886

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell Securities if it is accompanied by a prospectus supplement. We are only offering these Securities in states where the offer is permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                 INVESTING IN OUR COMMON STOCK MAY EXPOSE YOU
               TO THE FOLLOWING RISKS INHERENT IN OUR BUSINESS.

WE CURRENTLY ARE NOT PROFITABLE AND MAY RECORD SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE.

         We incurred a net loss of $7.6 million for the six months ended December 31, 1999 and an aggregate net loss of $7.6 million for the two-year period ended June 30, 1999, including net losses of $4.8 million and $2.8 million for the years ended June 30, 1999 and 1998, respectively. We have an accumulated deficit as of December 31, 1999 of $22.8 million. We may record significantly greater net losses for the foreseeable future, as we expect to incur significant expenses in the foreseeable future. These expenses will include product development expenses, sales and marketing costs, general and administrative expenses and acquisition costs. There can be no assurance that we will achieve sufficient additional revenues to offset anticipated operating and acquisition costs. We will continue to have high levels of operating expenses and will be required to make significant expenditures in connection with our product development activities and our sales and marketing infrastructure development. We may never achieve profitability. If we fail to achieve profitability or sustain or increase profitability if we achieve it, our business, operating results and financial condition will be materially harmed.

MARKET COMPETITION AMONG OUR EXISTING AND POTENTIAL COMPETITORS MAY ADVERSELY AFFECT OUR BUSINESS.

         The market for on-line real estate content and e-commerce providers is rapidly evolving and highly competitive, and we expect competition to intensify in the future. Our failure to maintain and enhance our competitive position could seriously harm our business. The technological and other requirements to remain competitive are changing continually, and we must be able to respond to changes in the industry in order to remain competitive. Our competitors vary in size and in the scope and breadth of products and services they offer.

         Our principal competitors for real estate professionals, homebuyers, sellers and renters and related content include:

         - Websites offering real estate listings together with other related services, such as homestore.com, Apartments.com, CyberHomes, HomeHunter.com, iOwn, LoopNet, Microsoft's HomeAdvisor, NewHomeNetwork.com and RentNet;

         - Websites offering real estate related content and services such as mortgage calculators and information on the home buying, selling and renting processes;

         -        general purpose consumer Websites such as AltaVista and Yahoo!
                  that also offer real estate-related content on their site; and

         -        traditional print media such as newspapers and magazines.

Our principal competitors for advertising revenues include:

         - Web portals and other general purpose consumer Websites such as AltaVista, America Online, Excite, Lycos, Netscape's Netcenter and Yahoo!;

         - online ventures of traditional media and classified advertising services offered through daily and other newspapers' Websites; and

         - traditional media such as newspapers, magazines and television.

         The barriers to entry for Web-based services and businesses are low, making it possible for new competitors to proliferate rapidly. In addition, parties with whom we have listing and marketing agreements could choose to develop their own Internet strategies or competing real estate sites upon the termination of their agreements with us. Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do, and thus could respond more quickly to changing opportunities, technology and consumer demands. Also, some of our current and potential competitors have better name recognition and more extensive customer bases that may allow them to gain additional market share to our detriment. These competitors may be able to undertake more extensive promotional activities and adopt more competitive pricing policies for advertising and goods and services than we can. In addition, our competitors, especially those with greater resources than we have, could significantly enhance their product offerings by developing improved technology solutions or offering daily updates of listings. This could significantly reduce or eliminate any competitive advantage we currently might have and, accordingly, could significantly harm our business.

         Competitive pressures may make it difficult for us to acquire market share. We cannot be certain that we will be able to compete successfully with existing or new competitors. If we fail to compete successfully against current and future competitors, our business and prospects will be seriously harmed.

WE ARE UNCERTAIN OF OUR ABILITY TO OBTAIN ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS.

         Our business is capital intensive, particularly with respect to product development costs associated with the design and creation of software products, and our plan to grow through acquisitions and strategic alliances. Accordingly, we will require additional capital to support and expand our operations. To the extent that revenues from operations are insufficient and additional funding is required, public or private financing may not be available when needed or may not be available on terms favorable or acceptable to us, if at all. Failure to secure additional financing, if and when needed, may have a material adverse affect on our ability to implement our proposed business strategy.

WE MUST CONTINUE TO OBTAIN LISTINGS FROM REAL ESTATE AGENTS, BROKERS, HOMEBUILDERS, MULTIPLE LISTING SERVICES AND PROPERTY OWNERS.

         We believe that our success depends in large part on the number of real estate listings received from agents, brokers, homebuilders, MLSs and residential, rental and commercial property owners. Many of our agreements with MLSs, brokers and agents to display property listings have fixed terms, typically 12 to 30 months. At the end of the term of each agreement, the other party may choose not to continue to provide listing information to us and may choose to provide this information to one or more of our competitors instead. In addition, some of these providers of listings may choose to provide their listings to one or more of our competitors on an exclusive basis. In particular, at least one of our competitors has entered into exclusive listing arrangements with a significant number of MLSs. In order for us to display listings covered by these arrangements, we seek to obtain the consent of the individual brokers who provide these listings to the MLSs. Accordingly, these listings can be more difficult to obtain and involve more recruiting costs to acquire them. Our use of these listings could potentially subject us to claims by the parties to these exclusive listing arrangements. If our competitors are successful in increasing the number of exclusive listing arrangements with MLSs or large groups of brokers, we may be limited in the number of listings we are able to display on our Website and our business may be harmed. We have expended significant amounts to secure agreements for listings of real estate for sale and may be required to spend additional large amounts or offer other incentives in order to renew these agreements. If owners of large numbers of property listings, such as large brokers, MLSs, or property owners in key real estate markets choose not to renew their relationship with us, our Website could become less attractive to other real estate industry participants or consumers.

OUR QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

         Our results of operations could vary significantly from quarter to quarter. In the near term, we expect to be substantially dependent on sales of our advertising products and services. We also expect to incur significant sales and marketing expenses to promote our brand and services. Therefore, our quarterly revenues and operating results are likely to be particularly affected by the number of customers purchasing advertising products and services as well as sales and marketing expenses for a particular period. If revenues fall below our expectations, we may not be able to reduce our spending rapidly in response to the shortfall.

         Other factors that could affect our quarterly operating results include those described below and elsewhere in this prospectus:

        - the amount of advertising sold on our Website and the timing of payments for this advertising;

        - the level of renewals for our advertising products and services by real estate agents and brokers;

        - the amount and timing of our operating expenses and capital expenditures;

        -         costs related to acquisitions of businesses or technologies;

        -         changes in the mix of products and services we sell; and

        - increased sales, marketing, administrative and research and development expenses.

         Our quarterly revenues increased 154% from the quarter ended December 31, 1998 to the quarter ended December 31, 1999 and 88% from the quarter ended September 30, 1999 to the quarter ended December 31, 1999. We do not believe that these rates of growth are indicative of future growth in revenues, if any, that we can expect in the future. Accordingly, we believe that period-to-period comparisons of our operating results may not be meaningful, and you should not rely on these comparisons as an indication of our future performance. Our operating results may fall below the expectations of investors. In this event, the market price of our Common Stock would likely fall.

OUR BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO SUCCEED.

         We believe that broader recognition and a favorable consumer perception of the HomeSeekers.com brand are essential to our future success. Successful positioning of the HomeSeekers.com brand will largely depend on the success of our advertising, marketing and promotion efforts and our ability to continue to provide high quality real estate content. We intend to pursue an aggressive brand development strategy, which will include substantially larger advertising, marketing and promotional programs than those historically undertaken by us. These initiatives will involve significant expense. If our brand development strategy is unsuccessful, these expenses may never be recovered and we may never be able to generate a profit.

IT IS IMPORTANT TO OUR SUCCESS THAT WE SUPPORT OUR REAL ESTATE PROFESSIONAL CUSTOMERS.

         Since many real estate professionals are not sophisticated computer users and often spend limited amounts of time in their offices, it is important that these customers find that our products and services significantly enhance their productivity and are easy to use. To meet these needs, we provide customer training and have developed a customer support organization that seeks to respond to customer inquiries as quickly as possible. If our real estate professional customer base grows, we may need to expand our support organization further to maintain satisfactory customer support levels. If we need to enlarge our support organization, we would incur higher overhead costs. If we do not maintain adequate support levels, these customers could choose to discontinue using our service.

BECAUSE WE HAVE EXPANDED OUR OPERATIONS, OUR SUCCESS WILL DEPEND ON OUR ABILITY TO MANAGE OUR GROWTH.

         We have experienced, and expect to continue to experience, periods of rapid growth that strain our administrative, financial and operational resources. Our ability to manage any staff and facilities growth effectively will require us to continue to improve our operational, financial and management controls, reporting systems and procedures, to install new management information and control systems and to train, motivate and manage our employees. There can be no assurance that we will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support our future operations. If we are unable to hire, train and retain qualified systems engineers and consultants to implement these services or are unable to manage the post-sales process effectively, our ability to attract repeat sales or provide references could be materially adversely affected, thereby limiting our growth opportunities. If our management is unable to manage growth effectively, which would happen if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve adequate performance levels, our business, financial condition and results of operations would be adversely affected.

OUR BUSINESS OPERATIONS DEPEND ON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL.

         Our future success depends to a significant extent on the continued service of our key technical and senior management personnel. Loss of the services of any of Gregory L. Costley, our Chairman of the Board and Chief Executive Officer, John Giaimo, our President and Chief Operating Officer, Douglas Swanson, our Vice Chairman and Executive Vice President, Greg Johnson, our Chief Technology Officer, or James A. Dykstra, our Chief Financial Officer, could have an adverse effect on our business, financial condition and results of operations.

         Mr. Costley joined us in August 1999 and Mr. Dykstra joined us in September 1999. As a result, our senior management does not have a history of working together as a team. Failure to maintain an effective team of senior managers would adversely affect the operation of our business.

WE MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN OUR INDUSTRY IS INTENSE.

         We may be unable to retain our key employees or to attract, assimilate or retain other highly qualified employees. We have from time to time in the past experienced, and we expect in the future to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications as a result of our rapid growth and expansion. Attracting and retaining qualified personnel with experience in the real estate industry, a complex industry that requires a unique knowledge base, is an additional challenge for us. In addition, there is significant competition among companies in the Internet industry for qualified employees. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business, financial condition and results of operations will be adversely affected.

WE NEED TO CONTINUE TO DEVELOP OUR CONTENT AND OUR PRODUCT AND SERVICE
OFFERINGS.

         To remain competitive we must continue to enhance and improve the ease of use, responsiveness, functionality and features of our Website. These efforts may require us to develop internally or to license increasingly complex technologies. In addition, many companies are continually introducing new Internet-related products, services and technologies, which will require us to update or modify our technology. Developing and integrating new products, services or technologies into our Website could be expensive and time consuming. For example, we may experience difficulties in integrating, or be unable to integrate, the technologies that we recently acquired from Terradatum with our MLS 2000 product to create an enhanced product for MLS data handling solutions. Any new features, functions or services may not achieve market acceptance or enhance our brand loyalty. If we fail to develop and introduce or acquire new features, functions or services effectively and on a timely basis, we may not continue to attract new users and may be unable to retain our existing users. Furthermore, we may not succeed in incorporating new Internet technologies or, in order to do so, we may incur substantial expenses.

OUR RECENT ACQUISITIONS AND ANY FUTURE ACQUISITIONS MAY RESULT IN OUR NOT ACHIEVING THE DESIRED BENEFITS OF THE TRANSACTION. RISKS RELATED TO OUR ACQUISITIONS INCLUDE:

        - difficulties in assimilating the operations of the acquired businesses;

        -         potential disruption of our existing businesses;

        -         assumption of unknown liabilities and litigation;

        - our inability to integrate, train, retain and motivate personnel of the acquired businesses;

        -         diversion of our management from our day-to-day operations;

        - our inability to incorporate acquired products, services and technologies successfully into our products;

        - potential impairment of relationships with our employees, customers and strategic partners; and

        - inability to maintain uniform standards, controls procedures and policies.

         Our inability to successfully address any of these risks could adversely affect our business, financial condition and results of operations.

WE DEPEND ON THIRD-PARTY RELATIONSHIPS, MANY OF WHICH ARE SHORT-TERM OR TERMINABLE, TO GENERATE ADVERTISING AND PROVIDE US WITH CONTENT.

         We depend, and will continue to depend, on a number of third-party relationships to increase traffic on HomeSeekers.com and thereby generate advertising and other revenues. Outside parties on which we depend include unrelated Website operators that provide links to HomeSeekers.com and providers of real estate content. Many of our relationships with third-party Websites and other third-party service providers are not exclusive and are short-term or may be terminated at the convenience of either party. We cannot assure you that third parties regard our relationship with them as important to their respective businesses and operations. They may reassess their commitment to us at any time in the future and may develop their own competitive services or products.

         We cannot assure you that we will be able to maintain relationships with third parties that supply us with content or related products or services that are crucial to our success, or that such content, products or services will be able to sustain any third-party claims or rights against their use. Also, we cannot assure you that the content, products or services of those companies that provide access or links to our Website will achieve market acceptance or commercial success. Accordingly, we cannot assure you that our existing relationships will result in sustained business partnerships, successful product or service offerings or the generation of significant revenues for us.

OUR SUCCESS IS DEPENDENT UPON THE INTELLECTUAL PROPERTY THAT WE USE IN OUR BUSINESS.

         We regard our Internet domain name, copyrights, service marks, trademarks, trade secrets and similar intellectual property that we use in our business as critical to our success. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures, contractual provisions and license and other agreements with employees, customers and others to protect our intellectual property rights. In addition, we may also rely on the third party owners of the intellectual property rights we license to protect those rights. Effective Internet domain name, copyright, service mark, trademark and trade secret protection may not be available in every country in which our products and services are made available online. The steps taken by us and other third parties to protect our intellectual property rights may not be adequate, and third parties may infringe upon or misappropriate the intellectual property and similar proprietary rights used in our business, which could have an adverse effect on our business, financial condition and results of operations.

         We are also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights we use. The resolution of any infringement claims may result in lengthy and costly litigation. Moreover, resolution of a claim may require us to obtain a license to use those intellectual property rights or possibly to cease using those rights altogether. Any of those events could have a material adverse effect on our business, financial condition and results of operations.

OUR INTERNATIONAL BUSINESS IS SUBJECT TO A NUMBER OF RISKS ASSOCIATED WITH DOING BUSINESS ABROAD.

         Although we have not actively marketed our products and services to brokers, agents, homebuilders and other real estate professionals located outside of North America, we intend to market our Website and products and services globally. Our international business is subject to a number of risks generally associated with doing business abroad, including:

        - fluctuations in currency exchange rates, the impact of recessions in economies outside the United States and regulatory and political changes in foreign markets;

        - reduced protection for intellectual property rights in some countries; and

        - potential limits on use of some of our trademarks and licensed trademarks outside the United States.

         These factors could adversely affect our business, financial condition and results of operations. In addition, expansion into new international markets may present competitive challenges different from those we currently face. We cannot assure you that we will expand internationally or that any such expansion will result in profitable operations.

                 INVESTORS IN OUR COMMON STOCK ARE SUBJECT TO
         THE FOLLOWING RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

OUR BUSINESS IS DEPENDENT ON THE STRENGTH OF THE REAL ESTATE INDUSTRY, WHICH IS BOTH CYCLICAL AND SEASONAL.

         The real estate industry traditionally has been cyclical. Recently, sales of real estate in the United States have been at historically high levels. Economic swings in the real estate industry may be caused by various factors. When interest rates are high or general national and global economic conditions are or are perceived to be weak, there typically is less sales activity in real estate. A decrease in the current level of sales of real estate and products and services related to real estate could adversely affect demand for our Website and our advertising products and services. In addition, reduced traffic on our Website would likely cause our advertising revenues to decline, which would adversely affect our business, financial condition and results of operations.

         We may experience seasonality in our business. The real estate industry experiences a decrease in activity during the winter. However, because of our limited operating history under our current business model, it is difficult for us to fully assess the impact of seasonal factors on our business. If we are unable to effectively manage our resources in anticipation of any seasonality of our revenues and the increased costs we may incur during periods of lower revenues, our business would be materially harmed.

WE MAY PARTICULARLY BE AFFECTED BY GENERAL ECONOMIC CONDITIONS.

         Purchases of real property and related products and services are particularly affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer and business spending and the overall economy, as well as regional and local economic conditions in markets where we operate, including:

        -         perceived and actual economic conditions;

        -         interest rates;

        -         taxation policies;

        -         availability of credit;

        -         employment levels; and

        -         wage and salary levels.

         In addition, because a consumer's purchase of real property and related products and services is a significant investment and is relatively discretionary, any reduction in disposable income in general may affect us more significantly than companies in other industries.

WE HAVE RISKS ASSOCIATED WITH CHANGING LEGISLATION IN THE REAL ESTATE INDUSTRY.

         Real estate is a heavily regulated industry in the U.S. These regulations include the Fair Housing Act, the Real Estate Settlement Procedures Act and state advertising laws. In addition, states could enact legislation or regulatory policies in the future that could require us to expend significant resources to comply. These laws and related regulations may limit or restrict our activities. For example, we are limited in the criteria upon which we may base searches of our real estate listings and may not use criteria such as age or race. As the real estate industry evolves in the Internet environment, legislators, regulators and industry participants may advocate additional legislative or regulatory initiatives. Should existing laws or regulations be amended or new laws or regulations be adopted, we may need to comply with additional legal requirements and incur resulting costs, or we may be precluded from certain activities. To date, we have not spent significant resources on lobbying or related government issues. Any need to significantly increase our lobbying or related activities could substantially increase our operating costs.


                THE FOLLOWING RISKS INHERENT IN DOING BUSINESS
            OVER THE INTERNET COULD ADVERSELY AFFECT OUR BUSINESS.

WE DEPEND ON INCREASED USE OF THE INTERNET TO EXPAND OUR REAL ESTATE RELATED ADVERTISING PRODUCTS AND SERVICES.

         If the Internet fails to become a viable marketplace for real estate content, information and e-commerce, our business will not grow. Broad acceptance and adoption of the Internet by consumers and businesses when searching for real estate and related products and services will only occur if the Internet provides them with greater efficiencies and improved access to information.

IN ADDITION TO SELLING ADVERTISING PRODUCTS AND SERVICES TO REAL ESTATE PROFESSIONALS, WE DEPEND ON SELLING OTHER TYPES OF ADVERTISEMENTS ON OUR WEBSITE.

         Our business would be adversely affected if the market for Internet advertising fails to develop or develops more slowly than expected. Our ability to generate advertising revenues from selling banner advertising and sponsorships on our Website and products targeted at real estate professionals will depend on, among other factors, the development of the Internet as an advertising medium, the amount of traffic on our Website and our ability to achieve and demonstrate demographic characteristics among the users of our Website and other products and services that are attractive to advertisers. Many potential advertisers and their advertising agencies have only limited experience with the Internet as an advertising medium and have not devoted a significant portion of their advertising expenditures to Internet-based advertising. No standards have been widely accepted to measure the effectiveness of Internet advertising. If these standards do not develop, existing advertisers might reduce their current levels of Internet advertising or eliminate their spending entirely. The widespread adoption of technologies that permit Internet users to selectively block out unwanted graphics, including advertisements attached to Webpages, could also adversely affect the growth of the Internet as an advertising medium. In addition, advertisers in the real estate industry, including real estate professionals, have traditionally relied upon other advertising media, such as newsprint and magazines, and have invested substantial resources in other advertising methods. These persons may be reluctant to adopt a new strategy and advertise on the Internet.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES COULD AFFECT THE GROWTH OF THE INTERNET.

         A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain as to how existing laws will be applied to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the usage and demand for our services or increase our cost of doing business.

         Some local telephone carriers have asserted that the increasing popularity and use of the Internet have burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers and online service providers. If access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the increasing use of the Internet. This could in turn decrease demand for our services or increase our cost of doing business.

OUR INABILITY TO SECURE AND PROTECT OUR INTERNET DOMAIN NAME MAY ADVERSELY AFFECT OUR BUSINESS OPERATION.

         The www.HomeSeekers.com Internet domain name is our brand on the Internet. The acquisition and maintenance of Internet domain names generally is regulated by governmental agencies and their designees. Until recently, Network Solutions, Inc. was the exclusive registrar for the ".com," ".net" and ".org" generic top-level Internet domains in the U.S. In April 1999, however, the Internet Corporation for Assigned Names and Numbers, or ICANN, a new global non-profit corporation formed to oversee a set of the Internet's core technical management functions, opened the market for registering Internet domain names to an initial group of five companies. Network Solutions, Inc. still maintains the registry containing all the registrations in the generic top-level Internet domains. The market for registering these Internet domain names in the U.S. and in foreign countries is expected to undergo further changes in the near future. We expect the requirements for registering Internet domain names also to be affected. The relationship between regulations governing Internet domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring Internet domain names that are similar to, infringe upon or otherwise decrease the value of our Internet domain name, the trademarks and other intellectual property rights used by us and we may need to protect our rights through litigation. If we are unable to adequately protect our Internet domain name, our trademarks and other intellectual property rights or incur substantial costs in doing so, it could have an adverse effect on our business, financial condition and results of operations.

TAXATION OF INTERNET TRANSACTIONS COULD SLOW THE USE OF THE INTERNET.

         The tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by various foreign governments to impose taxes on the sale of goods and services and other Internet activities. Recently, the Internet Tax Information Act was signed into law placing a three-year moratorium on new state and local taxes on Internet commerce. However, future laws may impose taxes or other regulations on Internet commerce, which could substantially impair the growth of e-commerce.

WE DEPEND ON CONTINUED IMPROVEMENTS TO OUR COMPUTER NETWORK AND THE INFRASTRUCTURE OF THE INTERNET.

         Any failure of our computer systems that causes interruption or slower response time of our Website or services could result in a smaller number of users of our Website or the Websites and Webpages that we host for real estate professionals. If sustained or repeated, these performance issues could reduce the attractiveness of our Website to consumers and our advertising products and services to real estate professionals, providers of real estate related products and services and other Internet advertisers. Increases in the volume of our Website traffic could also strain the capacity of our existing computer systems, which could lead to slower response times or system failures. This would cause the number of real property search inquiries, advertising impressions, other revenue producing offerings and our informational offerings to decline, any of which could hurt our revenue growth and our brand loyalty. We expect that we will incur additional costs to upgrade our computer systems in order to accommodate increased demand if our systems cannot handle current or higher volumes of traffic.

         The recent growth in Internet traffic has caused frequent periods of decreased performance. Our ability to increase the speed with which we provide services to consumers and to increase the scope of these services is limited by and dependent upon the speed and reliability of the Internet. Consequently, the emergence and growth of the market for our services is dependent on the performance of and future improvements to the Internet.

OUR INTERNAL NETWORK INFRASTRUCTURE COULD BE DISRUPTED.

         Our operations depend upon our ability to maintain and protect our computer systems, most of which are located at our facilities in Brea, California and Minden, Nevada. Our systems are vulnerable to damage from break-ins, unauthorized access, vandalism, fire, floods, earthquakes, power loss, telecommunications failures and similar events. Although we maintain insurance against fires and general business interruptions, the amount of coverage may not be adequate in any particular case.

         Experienced computer programmers, or hackers, may attempt to penetrate our network security from time to time. Although we have not experienced any material security breaches to date, a hacker who penetrates our network security could misappropriate proprietary information or cause interruptions in our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to litigation or to a material risk of loss.

WE COULD FACE LIABILITY FOR INFORMATION ON OUR WEBSITE AND FOR PRODUCTS AND SERVICES SOLD OVER THE INTERNET.

         We provide third-party content on our Website, particularly real estate listings. We could be exposed to liability with respect to this third-party information. Persons might assert, among other things, that, by directly or indirectly providing links to Websites operated by third parties, we should be liable for copyright or trademark infringement or other wrongful actions by the third parties operating those Websites. They could also assert that our third party information contains errors or omissions, and consumers could seek damages for losses incurred if they rely upon incorrect information.

         We enter into agreements with other companies under which we share with these other companies revenues resulting from advertising or the purchase of services through direct links to or from our Website. These arrangements may expose us to additional legal risks and uncertainties, including local, state, federal and foreign government regulation and potential liabilities to consumers of these services, even if we do not provide the services ourselves. We cannot assure you that any indemnification provided to us in our agreements with these parties, if available, will be adequate.

         Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims. Our general liability insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed.

                  PURCHASERS OF OUR COMMON STOCK ARE SUBJECT
           TO THE FOLLOWING RISKS ASSOCIATED WITH OUR COMMON STOCK.

A SUBSTANTIAL NUMBER OF OUR SHARES ARE AVAILABLE FOR SALE IN THE PUBLIC MARKET AND SALES OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Sales of a substantial number of shares of Common Stock into the public market, or the perception that those sales could occur, could adversely affect our stock price or could impair our ability to obtain capital through an offering of equity securities.

         The Company anticipates requesting shareholder approval to increase the number of shares available under the Company's 1996 Stock Option Plan. Additionally, the Company will request shareholder approval to grant approximately 2,100,000 options at an average price of $8.00 per share.

THE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE BECAUSE THE MARKET FOR INTERNET-RELATED AND TECHNOLOGY COMPANIES IN PARTICULAR HAS BEEN HIGHLY VOLATILE.

         Investors may not be able to resell their shares of Common Stock following periods of volatility because the market reacts adversely to volatility. The trading prices of many technology and Internet-related companies' stocks reached historical highs within the last 52 weeks and reflect relative valuations that are substantially above historical levels.

         During the same period, these companies' stocks also have recorded lows well below historical highs. We cannot assure you that our stock will trade at the same levels of other Internet stocks or that we can sustain our Common Stock's trading price.

         Many of the factors that might cause volatility in the market price of our Common Stock are beyond our control. These factors may materially and adversely affect the market price of our Common Stock, regardless of how we operate.

WE COULD BE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY AND BECOME SUBJECT TO SUBSTANTIAL REGULATION THAT WOULD INTERFERE WITH OUR ABILITY TO CONDUCT OUR BUSINESS.

         We plan to invest in short-term government securities consistent with prudent cash management and not primarily for the purpose of achieving investment returns. Investment in securities primarily for the purpose of achieving investment returns could result in our being treated as an "investment company" under the Investment Company Act of 1940. In addition, the Investment Company Act requires the registration of companies that are primarily in the business of investing, reinvesting or trading securities or that fail to meet various statistical tests regarding the composition of their assets and the sources of their income even though they consider themselves not to be primarily engaged in investing, reinvesting or trading securities.

         If we are required to register as an investment company pursuant to the Investment Company Act, we would be subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliated persons and other matters. Application of the provisions of the Investment Company Act to us would materially and adversely affect our business, financial condition and results of operations.

WE MAY BE LIABLE FOR PRIOR FAILURES TO REGISTER SECURITIES IN A TIMELY MANNER.

         We have, from time to time, issued securities in private offerings and in connection with business combination transactions and have agreed to register those securities for subsequent public sale. We have not met our obligation to timely register those securities. As a result, we may be liable to some of our securityholders, which could adversely affect our business, financial condition and results of operations. Some of these registration rights may require us to register securities in the future. It is possible that we may not meet those obligations, which would subject us to further liability and could adversely affect our business, financial condition and results of operations.

ANTI-TAKEOVER PROVISIONS COULD DELAY OR PREVENT A CHANGE OF CONTROL.

         Provisions of our articles of incorporation and amended and restated bylaws and Nevada law, as well as provisions in our existing employment agreements with Gregory L. Costley, our Chairman of the Board and Chief Executive Officer, John Giaimo, our President and Chief Operating Officer, Doug Swanson, our Vice Chairman and Executive Vice President, and Greg Johnson, our Chief Technology Officer, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. In addition, BuySellBid.com has agreed not to vote its shares in favor of various business combination transactions unless that transaction has been approved by our board of directors.

INVESTORS SHOULD NOT PURCHASE OUR COMMON STOCK WITH THE EXPECTATION OF RECEIVING CASH DIVIDENDS.

         We currently intend to retain any future earnings for funding growth and, as a result, do not expect to pay any cash dividends in the foreseeable future.

                           FORWARD-LOOKING INFORMATION

         Some of the statements contained in this prospectus and the documents incorporated herein by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms or other comparable terminology. The forward-looking statements contained or incorporated by reference in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include those listed under "Risk Factors" and elsewhere in this prospectus and the documents incorporated herein by reference.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements.


                                ABOUT HOMESEEKERS

         We are one of the leading Internet destinations for residential real estate content and e-commerce. We provide consumers, brokers and agents with a nationwide source of residential real estate listings that are updated on a daily basis. In addition to providing the consumer with the necessary tools to find a home on the Internet, including the ability to view 360 degree panoramic "virtual tours" of selected homes, we also enable the real estate professional to more effectively interact with consumers with our customizable Web-based marketing solutions. The key components of our revenue model are (1) Website creation, development and hosting; (2) advertising sales; and (3) technology and other services to real estate professionals. We seek to enhance our competitive position by pursuing strategic alliances such as we currently have in place with Microsoft under which we provide Microsoft real estate listing aggregation services. In addition, an important component of our branding strategy is our agreement with BuySellBid.com under which we are the exclusive real estate portal for Clear Channel Communications' nationwide system of radio stations.

         Our objective is to become the premier provider of Web-based real estate services, thereby enabling consumers, agents and brokers, as well as providers of ancillary services such as mortgage, insurance, moving, inspection and home improvement/maintenance, to connect through the Internet at www.HomeSeekers.com. We believe that our suite of products and services enhances and expedites the flow of information among all parties involved in the various aspects of a real estate transaction. We believe that these Web-based interactions will lead to better-enabled professionals and service providers who will, in turn, be able to interact more effectively with well-informed consumers in a time- and cost-efficient manner. As of February 18, 2000, we had listings of approximately 800,000 homes listed nationally for sale at that time.


                                 USE OF PROCEEDS

         Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the Securities offered by this prospectus for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Our authorized capital stock consists of 50,000,000 shares of Common Stock, 5,000,000 shares of Class A preferred stock, par value $.001 per share, and 200,000 shares of Class B preferred stock, par value $10.00 per share. As of February 18, 2000, 17,533,311 shares of Common Stock were issued and outstanding and no shares of Class A preferred stock or Class B preferred stock were issued and outstanding.

         The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board's ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our articles of incorporation and bylaws for additional information.

COMMON STOCK

         Subject to the dividend rights of the holders of preferred stock, holders of shares of our Common Stock are entitled to share ratably in any dividends that may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up, holders of our Common Stock would be entitled to share ratably in all of our assets available for distribution to holders of Common Stock remaining after payment of liabilities and liquidation preference of any outstanding preferred stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors standing for election if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any directors. Our bylaws provide that only a majority of the issued and outstanding shares of capital stock entitled to vote need be represented to constitute a quorum and to transact business at any meeting of stockholders. Our Common Stock has no preemptive, subscription or conversion rights and is not redeemable by us. All of the outstanding shares of our Common Stock are fully paid and nonassessable.

PREFERRED STOCK

         Our board of directors has the authority, within the limitations and restrictions stated in our articles of incorporation, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the Common Stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our Common Stock. At present, we have no plans to issue preferred stock.

STOCK OPTIONS

         As of February 18, 2000:

         - options to purchase a total of 4,501,943 shares of Common Stock were outstanding, 3,345,967 of which were vested and exercisable within 60 days, at a weighted average exercise price of $3.99 per share; and

         - up to 201,651 additional shares of Common Stock may be issued under our 1996 Stock Option Plan.

WARRANTS

         As of February 18, 2000, there were outstanding warrants to purchase a total of 965,704 shares of Common Stock at a weighted average exercise price of $3.44 per share.

ANTI-TAKEOVER EFFECTS OF NEVADA LAW AND SOME PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

         Some provisions of our articles of incorporation and bylaws, which provisions are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

         CLASSIFIED BOARD OF DIRECTORS. Our board of directors is divided into two classes serving staggered two-year terms. As a result, approximately one-half of the board of directors will be elected each year. These provisions, when coupled with the provisions of our articles of incorporation and bylaws authorizing the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

         CUMULATIVE VOTING. Our articles of incorporation expressly deny stockholders the right to cumulate votes in the election of directors.

         SPECIAL MEETING OF STOCKHOLDERS. Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors, a majority of the board of directors or by holders of at least 51% of our issued and outstanding capital stock.

         AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

         AMENDMENTS. The Nevada General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws.

         SECTION 78.438 OF THE NEVADA GENERAL CORPORATION LAW. Section 78.438 of the Nevada General Corporation Law regulates a wide range of "Combinations" between a resident domestic corporation that has 200 or more stockholders and the beneficial owner (or an affiliate of that beneficial owner) of 10% or more of the voting power of the outstanding voting shares of the corporation, who is considered to be an "Interested Stockholder." Combinations are broadly defined to include, among other things,

         -        mergers or consolidations with,

         - sales, leases, mortgages, pledges or other dispositions of assets having a market value of 5% or more of the market value of the corporation's assets or outstanding shares, or representing 10% or more of the corporation's earning power or net income, to,

         - various transactions resulting in the issuance or transfer of any shares having a market value equal to 5% or more of the market value of all outstanding shares of the corporation to,

         - the adoption of a plan or proposal of the liquidation or dissolution of that corporation proposed by,

         - various transactions that would result in increasing the proportionate share of shares of the corporation owned by, or

         - the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by, an Interested Stockholder.

         Section 78.438 provides that an Interested Stockholder may not engage in a Combination with the corporation for a period of three years from the date of becoming an Interested Stockholder unless, prior to the date on which the Interested Stockholder becomes an Interested Stockholder, the Combination or the purchase of shares by the Interested Stockholder resulting in 10% ownership is approved by the board of directors of that corporation. Following the expiration of the three-year period, a Combination with an Interested Stockholder is permitted if the Combination meets all the requirements specified in the articles of incorporation of the corporation and either (i)(A) the board of directors of the corporation approves, prior to that person becoming an Interested Stockholder, the Combination or the purchase of shares by the Interested Stockholder resulting in 10% ownership and (B) the Combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the Interested Stockholder became an Interested Stockholder or (ii)(A) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of stock meets the minimum requirements set forth in Sections 78.441 through 78.443, inclusive, of the Nevada General Corporation Law and (B) prior to the consummation of the Combination, except in limited circumstances, the Interested Stockholder will not have become the beneficial owner of additional voting shares of the corporation.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our securities is Atlas Stock Transfer Company. Its address is 5899 South State Street, Salt Lake City, Utah 84107, and its telephone number at that location is (801) 266-7151.


                      DESCRIPTION OF COMMON STOCK WARRANTS

         We may issue, separately or together with other securities, Warrants to purchase shares of our Common Stock. Warrants may be attached to or separate from those other securities. We will issue the Warrants under warrant agreements which may be entered into between us and a bank or trust company, as stock warrant agent, or directly with holders of the Warrants, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the form of Warrant agreement below. This is a summary and is not complete. It does not describe some exceptions and qualifications contained in the Warrant agreement or the certificates representing the Warrants. If you would like more information on the provisions of an agreement, you should review the form of agreement, including the Warrant certificate, which we have filed as an exhibit to the registration statement for the securities.

         A supplement to this prospectus will describe specific terms relating to the Warrants being offered. These terms will include some or all of the following:

        -         the manner in which Warrants may be exercised;

        - the number of shares of Common Stock purchasable upon exercise of each Warrant and the exercise price;

        - the date on which the right to exercise the Warrants commences and the expiration date;

        - whether we can call the Warrants for redemption and if so, when we can do so, whether the right to purchase or convert the Warrants will be forfeited unless it is exercised by the date specified in the redemption notice, the expiration date of the Warrants and the kinds and timing of notice of redemption; and

        -         any other material terms of the Warrants.

         Prior to the exercise of their Warrants, holders will not have any of the rights of holders of the Common Stock purchasable upon such exercise and will not be entitled to dividend payments on those shares of Common Stock.

EXERCISE OF WARRANTS

         Each Warrant will entitle its holder to purchase for cash the number of shares of Common Stock at the exercise price set forth in the applicable prospectus supplement. Commencing on the date the Warrants become exercisable, holders may exercise their Warrants at any time up to the close of business on the expiration date, after which time any unexercised Warrants will become void.

         Upon receipt of the exercise price and the Warrant certificate properly completed and executed, we will forward to the holder, as soon as practicable, a certificate representing the number of shares of Common Stock purchased upon such exercise. If less than all the Warrants represented by a certificate are exercised, we will issue a new Warrant certificate for the remaining amount of Warrants.

ANTIDILUTION PROVISIONS

         Unless otherwise described in a prospectus supplement, the exercise price payable and number of shares of Common Stock purchasable upon exercise of a Warrant will be adjusted to prevent the holder's beneficial interest in the Common Stock from being diluted in the event we:

        - issue a stock dividend to holders of Common Stock or combine, subdivide or reclassify our Common Stock;

        - issue rights, warrants or options to all holders of Common Stock entitling them to purchase shares of our Common Stock at a price per share less than the current market price per share of Common Stock; or

        - distribute to holders of Common Stock any of our assets or evidences of our indebtedness which are not payable out of our capital surplus.


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



                              PLAN OF DISTRIBUTION

         We may sell the Securities offered under this prospectus through underwriters, agents or dealers or directly to purchasers.

UNDERWRITERS

         The applicable prospectus supplement will identify any agents or underwriters and describe their compensation, including underwriting discount. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered Securities may be listed.

         The distribution of Securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

DEALERS OR AGENTS

         If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by various institutions to purchase offered Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

        -         commercial and savings banks;

        -         insurance companies;

        -         pension funds;

        -         investment companies; and

        -         educational and charitable institutions.

         The institutional purchaser's obligations under a contract will be subject only to the condition that the purchase of the offered Securities at the time delivery is allowed by any laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

DIRECT SALES

         We may sell Securities directly to the public, without the use of underwriters, dealers or agents.

GENERAL INFORMATION

         Underwriters, dealers and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make as a result of those civil liabilities.

         Unless we indicate differently in a prospectus supplement, we will not list the Securities on any securities exchange. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security but is not obligated to do so. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

         Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.


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



                                  LEGAL MATTERS

         The validity of the Securities will be passed upon for HomeSeekers by Jenkins & Carter, Reno, Nevada. Jones, Day, Reavis & Pogue, Chicago, Illinois and Cleveland, Ohio, from time to time acts as counsel for HomeSeekers and its subsidiaries.


                                     EXPERTS

         The financial statements of HomeSeekers as of June 30, 1999 and 1998, and for each of the two years in the period ended June 30, 1999 have been incorporated by reference herein in reliance upon the report of Albright, Persing & Associates, Limited, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


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